EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is made and entered into as of May 17, 2014 (the “Effective Date”), by and between PeopleSERVE PRS, Inc., a Massachusetts corporation (the “Company”), and Linda Moraski (hereinafter, “Executive”), whose principal address is set forth underneath Executive’s name on the signature page hereto. The Company agrees to employ Executive and Executive hereby accepts employment with the Company as of the date hereof upon the terms and conditions set forth below. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and among Executive, PeopleSERVE, Inc., a Massachusetts corporation (“PS”), the Company and Staffing 360 Solutions, Inc., a Nevada corporation (“Buyer”). This Agreement is being entered into in connection with the transactions contemplated under the Purchase Agreement.

1.            Terms of Employment.

(a)          Title and Duties. Commencing on the Effective Date upon the Closing, Executive shall be employed by the Company in the position of President and Chief Executive Officer. Executive shall perform such duties as is customary for such position and such other duties as may, from time to time, be assigned by the Company’s Board of Directors (the “Board”).

(b)          General Obligations of Executive. Executive hereby agrees that she will devote all of her working time and attention and give her best effort and skill during normal working hours for a similarly situated executive with Executive’s level of responsibility to the business and interests of the Company during the Term of this Agreement, and that she will perform such services, as may from time to time be assigned to her, and shall use her best efforts to further enhance and develop the business of the Company. Executive agrees that she will give full attention to and comply with all lawful rules and procedures as may be from time to time promulgated by the Company as applicable to the Company in its sole and absolute discretion.

(c)          Restrictions on Executive. Subject to the exception in clause (d) below and to the proviso in the last sentence of this paragraph, Executive shall not, without the prior written consent of the Company and Buyer, at any time during the Term of this Agreement: (i) accept employment with, or render services of a business, professional or commercial nature to, any Person other than the Company or Buyer or its Affiliates; (ii) engage in, own or provide financial or other assistance to any Person, venture or activity which the Company may in good faith consider to be competitive with or adverse to the Company or Buyer or its Affiliates, whether directly or indirectly, alone or with any other Person as a principal, agent, shareholder, participant, partner, promoter, director, officer, manager, employee, consultant, sales representative or otherwise; or (iii) engage in any venture or activity which the Company may in good faith consider to interfere with Executive’s performance of her duties. Executive shall make full and prompt written disclosure to the Company of any business opportunity of which she comes aware and which relates to the business of the Company; provided, however, that the provisions of this paragraph shall not apply to (x) ownership of up to three percent (3%) of the securities of a publicly owned entity, (y) the ability of Executive to sit on the board of a charitable or educational non-profit organization or (z) Executive’s involvement in, and work on behalf of, Tech Women Boston, so long, as in the case of each of clauses (y) and (z), such activities do not negatively impact Executive’s performance of her obligations on behalf of the Company or PS.

(d)          PS Exception. The Company acknowledges that as of the date hereof, Executive is an employee holding the highest officer position at PS. Notwithstanding anything to the contrary contained in this Agreement, including this Section 1, the Company acknowledges and agrees that, (i) Executive shall be permitted to be employed by PS, (ii) Executive’s employment under this Agreement will not prevent Executive from devoting sufficient time and attention to the daily affairs of PS to control its management and daily business operations, (iii) such activities conducted by Executive for PS will not be a violation of this Section 1 and (iv) subject in all cases to any requirement in any agreement between PS and any of its customers that any Intellectual Property (as defined below) developed by PS or its employees will be owned by, or must be assigned to, such customer, any Intellectual Property developed by Executive in connection with Executive’s work on behalf of PS will be owned by PS. Further, the Company hereby acknowledges and agrees that subject in all cases to any requirement in any agreement between the Company and any of its customers that any Intellectual Property developed by the Company or its employees will be owned by, or must be assigned to, such customer, PS and its Affiliates will have a perpetual royalty-free license to use any Intellectual Property developed by Executive in connection with Executive’s work on behalf of PRS.

2.            Duration of Employment. Unless sooner terminated pursuant to Section 4, the Company will employ Executive, and Executive will serve the Company, under the terms of this Agreement, for a term of three (3) years commencing on the Effective Date (the “Term”); provided, however, that commencing on the third (3rd) anniversary of the Effective Date, and on each anniversary of the Effective Date thereafter, the Term of this Agreement shall be extended automatically for an additional one (1) year period unless at least One Hundred Eighty (180) days prior to each such anniversary date, the Company or Executive shall have given notice that it or she, as applicable, does not wish to extend the Term of this Agreement for such additional one (1) year period.

3.            Compensation and Benefits.

(a)          Base Salary. Executive shall receive an annual base salary paid by the Company of Thirty-Seven Thousand and Five Hundred U.S. Dollars ($37,500) (the “Base Salary”). Your Base Salary shall be increased (but shall not be decreased) at each anniversary of the Effective Date by the increase in the Consumer Price Index for all Urban Consumers (CPI-U) for the Northeast Region for all items over the prior year on the same date, as determined and published by the U.S. Bureau of Labor Statistics. Any other upward adjustments from time to time to the Base Salary shall be made at the sole and absolute discretion of the Board. The annual Base Salary is payable bi-weekly (26 equal installments), or at such other time or times as executives of the Company are normally paid (less the usual customary and lawful deductions).

(b)          Paid Time Off. Executive shall be entitled to vacation and other paid time off in accordance with the Company’s standard vacation and paid time off policies up until Buyer’s Employee Benefit Policy takes effect, at which time Executive shall be entitled to paid time off in accordance with Buyer’s Employee Benefit Policy consistent with that which is generally provided to senior executives of Buyer; provided, that notwithstanding the foregoing, Executive shall be entitled to no less than twenty-five (25) paid vacation days each fiscal year, plus customary paid holidays consistent with Company policies. Vacation time shall accrue monthly on a pro-rata basis over the course of a year.

(c)          Business Expenses. The Company shall promptly reimburse Executive, or directly pay, for any and all necessary, customary and usual expenses, properly documented with receipts in accordance with the Company’s policies and procedures, incurred by Executive on behalf of the Company, including without limitation expenses incurred by Executive in connection with (i) the use of a mobile phone by Executive, (ii) the entertainment of customers and potential customers and (iii) business travel by Executive; provided, that Executive shall have obtained Company’s prior approval with respect to any expenses that are not in the ordinary course of business. Executive, and not the Company, shall be entitled to keep her current mobile phone number.

(d)          Proration. Any payments or benefits payable to Executive hereunder in respect of any fiscal year during which Executive is employed by the Company for less than the entire year, unless otherwise provided in the applicable plan or arrangement (or is not payable upon termination under the relevant provision of Section 4), shall be prorated in accordance with the number of days in such fiscal year during which she is so employed.

4.            Termination of Executive’s Employment; Compensation upon Termination. Executive’s employment hereunder may be terminated by the Company or Executive, as applicable, without any breach of this Agreement, as follows:

(a)          Death. Executive’s employment hereunder shall terminate upon her death. In such event, the Company shall pay to such Person as shall have been designated in a notice filed with the Company prior to Executive’s death, or, if no such person shall have been designated, to her estate: (i) Executive’s Base Salary at the rate in effect at the time of death; (ii) all accrued and unused vacation days or other paid time off; (iii) all fringe benefits payable under the terms of any executive benefit plan or other arrangement as of the Date of Termination (items (i) through (iii) “Accrued Compensation and Benefits”); (iv) any payments which Executive’s spouse, beneficiaries or estate may be entitled to receive pursuant to any insurance or executive benefit plan or other arrangement or life insurance policy maintained by the Company or Buyer as a death benefit for Executive’s behalf; and (v) a death benefit equal to Executive’s Base Salary for a period of one hundred eighty (180) days.

(b)          Disability. If, as a result of Executive’s incapacity due to physical or mental illness (as determined by a qualified independent physician selected by the Board that is reasonably acceptable to Executive), Executive shall have been unable, with reasonable accommodation, to perform the essential functions of her duties and responsibilities hereunder on a full-time basis for either (i) ninety (90) consecutive calendar days, or (ii) one hundred and thirty-five (135) calendar days within any three hundred and sixty (360) consecutive calendar days, and, at the end of such 90 or 135 day period, as the case may be, Executive shall not have returned to the performance of her duties and responsibilities hereunder on a full-time basis (“Disability”), the Company may terminate Executive’s employment hereunder. Executive agrees to cooperate with the independent physician in providing information and submitting to medical examinations and tests. During any period that Executive fails to perform her duties and responsibilities hereunder as a result of incapacity due to physical or mental illness, Executive shall continue to receive her Base Salary until Executive’s employment is terminated for Disability in accordance with this Section 4(b). Upon such termination, Executive shall receive: (i) the Accrued Compensation and Benefits (at the rates in effect as of the date the Notice of Termination (as defined below) is given); (ii) any disability insurance benefits Executive is entitled to receive; and (iii) all other benefits required by any federal or state law requiring continuation of benefits, including COBRA insurance benefits.

(c)          Voluntary Termination by the Company or Executive. If Executive’s employment shall be terminated voluntarily either by the Company or Executive, the Company shall pay Executive: (i) her Base Salary accrued through the Date of Termination at the rate in effect at the time Notice of Termination is given; and (ii) for all accrued and unused vacation days or other paid time off.

(d)          Date of Termination. Any termination of Executive’s employment by the Company or by Executive (other than termination because of the death of Executive) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, (i) a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon; and (ii) the “Date of Termination” shall mean: (A) if Executive’s employment is terminated by her death, the date of her death; (B) if Executive’s employment is terminated because of a Disability pursuant to Section 4(b), when the Notice of Termination is given (provided that Executive shall not have returned to the performance of her duties on a full time basis prior to delivery of such notice); (C) if Executive’s employment is terminated by the Company or by the Executive pursuant to Section 4(c), then the date specified in the Notice of Termination; and (D) the date on which the then current Term expires if the Company or Executive gives the other party notice pursuant to Section 2 that it does not wish to extend the Term of this Agreement.

5.            Intellectual Property and Common Code.  The provisions of this Section 5 are subject in all cases to any requirement in any agreement between the Company and any of its customers that any Intellectual Property developed by the Company or its employees will be owned by, or must be assigned to, such customer. As used herein, “Intellectual Property” means any invention, concept, design, work, plan, product, equipment, idea, improvement, patent, patent application, copyright, copyright application, work of authorship, mask work, any trademark, service mark, trade dress, brand name, business name or logo (including, in each case, appurtenant goodwill), trade secret, Proprietary Information, method, internet domain name, internet domain name registration, web site, web page, computer program, software (whether source code or object code), system design, hardware, manual, manuscript, or other documentation, or other thing, tangible or intangible, stored or saved in any medium now or heretofore known, or any improvements thereof which is, was or will be: (i) made, developed or conceived, wholly or partially, solely by Executive or jointly with others during the Term; (ii) made, developed, or conceived at any time, wholly or partially and/or along or with others, as the result of any task assigned to Executive or any work performed by Executive for or on behalf of the Company or its Affiliates; (iii) conceived, created or developed by Executive, wholly or partially and/or alone or with others, during working hours or on the premises of the Company or its Affiliates or using material or property provided by the Company or its Affiliates during the Term, even if having possibly been conceived, created or developed prior to the Term but completed during the Term; and/or (iv) made or developed with the use of the Company’s or its Affiliate’s facilities or equipment. The parties hereto expressly agree that any such Intellectual Property shall be considered a work made for hire. To the extent that any such Intellectual Property is deemed not to be a work made for hire, Executive hereby irrevocably grants, assigns, transfers, and conveys to the Company or its designee all rights, title, and interest in and to all Intellectual Property, and hereby irrevocably waives all moral rights in any Intellectual Property. Executive further agrees that, during and at any time after the Term, Executive shall execute any and all further documents necessary or advisable to effectuate such assignment solely to the Company or its nominees, and shall cooperate in every lawful fashion to effectuate such assignment. The parties agree that the ownership of any Intellectual Property under this Section 5 shall be subject to the provisions of Section 1(d) above. Notwithstanding the foregoing, any Intellectual Property conceived, designed or made by Executive in connection with any work for an outside venture (for the avoidance of doubt, excluding the Company, PS, Buyer or any of their respective Affiliates) that is not a Competitor, both as such term is defined in the Noncompetition Agreement (as defined below) and as such term is incorporated into Section 7 below from the Noncompetition Agreement (as defined below), and not in the scope of Executive’s duties on behalf of the Company or PS will be owned by Executive (subject to any agreements between Executive and such outside venture). The Parties agree that Executive’s work on behalf of Tech Women Boston is not, and will not be asserted by the Company or Buyer to be, within the scope of Executive’s duties on behalf of the Company or PS.

6.            Return of the Company Property. In addition to Confidential Information, the Company or its Affiliates may provide Executive with equipment for Executive’s use in the course of Executive’s service. Executive acknowledges that any such Confidential Information or equipment, and all other property of the Company or its Affiliates that comes to be in Executive’s custody, will remain the exclusive property of the Company and/or its Affiliates. Upon the end of the Term (including upon any termination of this Agreement), Executive agrees to deliver to the Company: (i) any such equipment; (ii) all other property of the Company or its Affiliates in Executive’s control; (iii) any and all records, notebooks, software, disks, tapes and other storage media, documentation, and other items relating to any research, experiment, invention, or other thing, that could result in any Intellectual Property assigned to the Company or its Affiliates pursuant to Section 5.

7.            Non-Competition, Non-Solicitation and Confidentiality. The parties hereby agree that the provisions of Sections 1 through 8 of the Noncompetition Agreement, dated as of the date hereof, by Executive in favor of and for the benefit of Buyer and PS (the “Noncompetition Agreement”) shall apply to Executive with respect to the Company, and are hereby incorporated by reference herein, but with any references to PS, Buyer or the Covered Parties therein instead referring to the Company (except that with respect to Section 3 thereof, references to Cause and Good Reason therein shall apply to PS and the Employment Agreement between PS and Executive).

8.            Arbitration. Executive further agrees and acknowledges that the Company and Executive will utilize binding arbitration to resolve all disputes that may arise out of this Agreement, including any determination of whether Cause or Good Reason exists in connection with a termination of Executive’s employment hereunder. Both the Company and Executive agree that any claim, dispute, and/or controversy that either party may have arising from or related to this Agreement or the Company’s employment of Executive shall be submitted to and determined exclusively by binding arbitration in New York City, New York, before a single arbitrator from the Judicial Arbitration Mediation Service (“JAMS”) selected in accordance with the commercial arbitration rules of JAMS (the “JAMS Rules”) then in effect, which arbitration shall be conducted in accordance with such JAMS Rules, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of controversy. Each party shall pay for its own costs and attorneys' fees, if any. However, if any party prevails on a statutory claim which affords the prevailing party attorneys' fees, or if there is a written agreement providing for fees, the arbitrator may award reasonable fees to the prevailing party. Executive understands and agrees to this binding arbitration provision, and both Executive and the Company give up their right to trial by jury with respect to any claim that Executive or the Company may have against each other in connection with this Agreement. Executive hereby knowingly, voluntarily and intentionally irrevocably waives the right to a trial by jury in respect to any litigation based hereon, or arising out of, under, or in connection with this Agreement.

9.            Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without giving effect to any conflict of law provisions.

10.           Assignment. Neither this Agreement nor any of the rights, duties or obligations of the Company or Executive hereunder shall be assignable by either party without the prior written consent of the other party hereto (such consent not to be unreasonably withheld, delayed or conditioned); provided, that the Company may, without the consent of Executive, assign all of its rights and obligations hereunder to any Person or group of affiliated Persons acquiring all or substantially all of the assets of Buyer and its Subsidiaries, taken as a whole (provided, that the obligations of the Company under this Agreement are expressly assumed in writing by the acquirer(s) in such transaction). Any assignment conducted in violation of this Section 10 shall constitute a material breach of this Agreement. Each of Buyer and, with respect to Section 1(d) hereof, PS is an express third party beneficiary of this Agreement.

11.           Indemnification and Insurance. To the extent permitted by applicable Massachusetts law, the Company shall defend, indemnify and hold harmless Executive from and against any and all liability (including reasonable attorneys costs and expenses) asserted against or incurred by her in connection with the defense, settlement or any judgment awarded in any action, suit or proceeding in which she is made a party by reason of having been or being an officer or employee of the Company from and after the date of this Agreement, in accordance with and to the extent required by the terms of the Company’s Bylaws in existence on the date hereof. Such right of indemnification is not deemed exclusive of any right to which she may be entitled under applicable law.

12.           Entire Agreement. This Agreement, together with the Purchase Agreement and the Noncompetition Agreement constitutes the entire understanding of the parties with respect to its subject matter and supersedes any prior oral or written communication or understanding with respect thereto; provided, that the foregoing will not affect any other definitive written agreement between Executive and the Company, Buyer or PS.

13.           Survival. Provisions of this Agreement which by their nature are intended to survive after the termination of Executive’s employment under this Agreement will survive the termination of Executive’s employment.

14.           Remedies. All remedies provided for in this Agreement are cumulative of all other remedies existing at law or in equity.

15.           Severability. If any provision of this Agreement or the application of any such provision shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof or any subsequent application of such provision. In lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as part of this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

16.           Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The use in this Agreement of a masculine, feminine or neither pronoun shall be deemed to include a reference to the others. In this Agreement, the singular includes the plural and the plural the singular. In this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; and (ii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement

17.           Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or other electronic document transmission), each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

18.           Joint Negotiation. The parties hereto agree that each party has participated in the drafting and preparation of this Agreement, and, accordingly, in any construction or interpretation of this Agreement, the same shall not be construed against any party by reason of the source of drafting.

19.           Amendment; Waiver. Except as otherwise provided herein or by applicable law, this Agreement may not be amended or changed in any respect, except by a written agreement executed by both parties hereto. No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party and any such waiver will have no effect except in the specific instance in which it is given. Any delay or omission by a party (including any third party beneficiary) in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

20.           Notices. All notices under this Agreement shall be in writing and will be sent and deemed duly given (a) when delivered personally to the recipient, (b) when faxed or sent by email to the intended recipient at the fax number or email address, if any, set forth below such party’s signature on the signature page to this Agreement (with affirmative confirmation of receipt), or (c) one (1) business day after deposit, postage prepaid, with a nationally recognized overnight delivery service (receipt requested), to the address set forth below such party’s signature on the signature page of this Agreement. A copy of all notices to Executive shall be sent to Sassoon & Cymrot, LLP, 84 State Street, Suite 820, Boston, MA 02109, Attention: Lauren A. Puglia, Esq., Facsimile No. (617) 720-0366, Email: lpuglia@sassooncymrot.com, and a copy of all notices to the Company shall be sent to Ellenoff, Grossman & Schole, LLP, 1345 Avenue of the Americas, 11th Floor, New York, NY 10105, Attention: Barry Grossman, Esq., Facsimile No.: (212) 370-7889, Telephone No.: (212) 370-1300. These addresses may be changed from time to time by written notice duly provided to the appropriate party as provided above.

21.           Attorneys’ Fees. The non-prevailing party to any claim that is finally determined under this Agreement will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the other party. For purposes of this Section 21, in any claim hereunder in which the requirement to make a payment or the amount thereof is at issue, in the event that the final determination of the arbitrator under Section 8 hereof does not specifically award costs and expenses based on this Section 21, the party seeking such payment will be deemed to be the non-prevailing party unless the arbitrator awards such party more than one-half (1/2) of the amount in dispute, in which case, the party against whom payment is sought shall be deemed to be the non-prevailing party.

22.           Understanding of Agreement. Executive states that Executive has had a reasonable period sufficient to study, understand, and consider this Agreement, that Executive has had the opportunity to consult with counsel of Executive’s choice, that Executive has read this Agreement and understands all of its terms, that Executive is entering into and signing this Agreement knowingly and voluntarily, and that in doing so Executive is not relying upon any statement or representations by or on behalf of the Company or Buyer or any of their Representatives not included in this Agreement, the Purchase Agreement or the Note.

[Remainder of Page Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Employment Agreement effective as of the Effective Date.

The Company:

PEOPLESERVE PRS, INC.

By:
Name:
Title:

Address:

Attention: Board of Directors

Executive:

Linda Moraski

Address:

Facsimile No.:

Email:

[Signature Page to PRS Employment Agreement]